Exhibit 10.19

Long-Term Incentive Plan

Avista Corporation

Adopted by the Shareholders

on May 14, 1998

Amended and Restated

February 21, 2025

AVISTA CORPORATION

LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Avista Corporation Long-Term Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Avista Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

The Plan was initially adopted by the Company’s shareholders on May 14, 1998 and was subsequently amended and restated on May 12, 2000, January 1, 2005, November 9, 2006 May 13, 2010, January 19, 2016, and February 21, 2025.

Changes made pursuant to this amendment and restatement of the Plan shall apply to Awards (as defined below) granted on or after February 21, 2025, and Awards granted prior to February 21, 2025, shall continue to be governed by the applicable Award agreements and the terms of the Plan without giving effect to changes made pursuant to this amendment and restatement of the Plan.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2 Board

“Board” means the Board of Directors of the Company.

2.3 Cause

“Cause” means (a) the willful and continued failure of the Holder to perform substantially the Holder’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder’s duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

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For purposes of this provision, no act or failure to act, on the part of the Holder, shall be considered “willful” unless it is done, or omitted to be done, by the Holder in bad faith or without reasonable belief that the Holder’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Holder in good faith and in the best interests of the Company.

2.4 Change of Control

“Change of Control” means any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

(b) A change in the Board so that individuals who constitute the Board (the “Incumbent Board”) as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities

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immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) A complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is required to comply with (and is not otherwise exempt from) Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsections (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

2.5 Code

“Code” means the Internal Revenue Code of 1986, as amended.

2.6 Common Stock

“Common Stock” means the common stock, no par value, of the Company.

2.7 Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees. Notwithstanding the foregoing, if a Disability constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is required to comply with (and is not otherwise exempt from) Section 409A of the Code, to the extent required to avoid the

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imposition of additional taxes under Section 409A of the Code, the “disability” described in the immediately preceding sentence with respect to such Award (or portion thereof) shall only constitute a Disability for purposes of the payment timing of such Award if such disability also constitutes a “disability” as defined in Treasury Regulation Section 1.409A-3(i)(4).

2.8 Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 13.

2.9 Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10 Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11 Fair Market Value

The “Fair Market Value” shall be the closing price per share for the applicable date for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12
Good Reason

“Good Reason” means a voluntary termination of employment by a Participant following the initial existence of any one of the following conditions arising without the consent of the Participant:

(a)
a material diminution by the Company of the Participant’s authority, duties, or responsibilities, excluding for this purpose isolated and inadvertent actions not taken in bad faith and remedied by the Company promptly after the Company receives notice from the Participant; provided, however, that a change in title or reporting relationship alone shall not constitute Good Reason;
(b)
a material diminution in Participant’s annual base salary or annual bonus opportunity;
(c)
a material change in the geographic location at which Participant must perform the services (which, for purposes of this Plan, means relocation of the offices of the Company at which Participant is principally employed to a location more than 50 miles from the location of such offices immediately prior to such change);
(d)
a material diminution in the budget over which Participant retains authority; or

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(e)
any action or inaction that constitutes a material breach by the Company of this Plan with respect to Participant.

Good Reason shall exist only if (i) Participant provides notice to the Company of the existence of a condition described in (a) through (e) above within 90 days of the initial existence of the condition, (ii) upon the notice of which the Company shall be provided a period of 30 days during which it may remedy the condition, and (iii) if the Company does not timely remedy such condition, Participant terminates employment after the end of such remedial period and in all events no later than 90 days following the end of such remedial period.

2.13 Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.14 Holder

“Holder” means:

(a) a Participant who holds an outstanding Award;

(b) for a Participant who has died while holding an outstanding Award, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

(c) the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15 Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that such Option qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.16 Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17 Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.18 Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 12.

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2.19 Participant

“Participant” means an employee, officer or director of or an individual consultant or independent contractor to the Company or a Subsidiary, in any case who holds an outstanding Award, or, as the context may require, any of the foregoing individuals who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20 Performance Award

“Performance Award” means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21 Plan Administrator

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.22 Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23 Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

2.24 Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.25 Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9.

2.26 Stock Award

“Stock Award” means an Award granted under Section 10.

2.27 Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a

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significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28 Successor Corporation

“Successor Corporation” has the meaning set forth under Section 15.2.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act; and (b) “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

3.2 Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan or necessary or advisable in the administration of the Plan, including to (a) select individuals to be granted Awards, (b) determine the type of Awards to be granted, (c) determine the number of shares of Common Stock subject to an Award, (d) determine all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, (e) construe and interpret the Plan and Award agreements, (f) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award agreement, (g) adopt, revise or rescind rules and regulations of general application for the Plan’s administration, and (h) exercise discretion to make any and all other determinations and to take such actions that it determines to be necessary or advisable for the administration of the Plan. The Plan Administrator’s interpretation of the Plan and Award agreements and the Plan’s rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. Subject to applicable law and any applicable listing rules, the Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

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SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 7,715,000 shares of Common Stock (which represents the sum of: (i) 6,135,000 shares that were previously authorized; and (ii) 1,580,000 shares newly authorized by shareholders with this restatement shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or may be purchased on the open market.

4.2 Limitations

(a) Subject to adjustment from time to time as provided in Section 15.1, to the extent consistent with Section 424 of the Code, not more than an aggregate of 80,000 shares may be issued under Incentive Stock Options.

(b) Subject to adjustment from time to time as provided in Section 15.1, shares of common stock made subject to Awards under the Plan to any non-employee director who is a Participant may not exceed $750,000 in value at the time of issuance in any given calendar year.

4.3 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares or by reason of holding back shares to cover taxes on the Holder associated with exercise or payment of the Award) shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

Except as otherwise set forth herein, Awards may be granted under the Plan to those officers, directors and employees of and individual consultants and independent contractors to the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem

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with, as alternatives to, or as the payment form for, grants or rights under any other compensation or benefit plan of the Company or of a Subsidiary.

6.2 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option shall meet the requirements of Treasury Regulation section 1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

6.3 No Repricing

Other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan, the exercise price of an Option or Stock Appreciation Right may not be reduced without shareholder approval. In addition, other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan or in accordance with Section 15.2 of the plan, the exchange of Option or Stock Appreciation Rights, prior to exercise, for cash or other awards may not be made without shareholder approval.

6.4 Recoupment of Awards

Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee thereof with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award agreement under which the Company may recover from current and former Participants or Holders any amounts paid or shares of Common Stock transferred in connection with an Award and any proceeds therefrom under such circumstances as the Plan Administrator determines appropriate. The Plan Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Plan Administrator in its sole discretion.

SECTION 7. AWARDS OF OPTIONS

7.1 Grant of Options

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The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3 Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Notwithstanding the provisions of Section 7.4 above or of Section 7.6, any unvested portion of the Option shall vest and become exercisable in full immediately upon termination of employment for reasons of Disability or death.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5 Payment of Exercise Price

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The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

(a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or

(b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent not prohibited by applicable law, including Section 402 of the Sarbanes-Oxley Act of 2002, as amended, delivery of a properly executed exercise notice, together with irrevocable instructions, to:

(i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

In addition, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Participant’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Participant at the date of such termination, only

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(a) within one year if the termination of the Participant’s employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability; or

(b) within three months after the date the Participant ceases employment with or services to the Company or a Subsidiary if termination of the Participant’s employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant’s death may be exercised, to the extent of the number of shares purchasable by the Participant at the date of the Participant’s death, by the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Participant’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation, provided the the maximum term of the Option shall not be extended beyond its original end date.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 10% Shareholders

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If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees

Only employees of the Company or of one of its parent corporations or subsidiary corporations may be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4 Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 3 months of a leave of absence unless the Participant’s reemployment rights are provided by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

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To the extent permitted by Section 6.1, the Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2 Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3 Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4 Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Participant’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

10.1 Grant of Stock Awards

To the extent permitted by Section 6.1, the Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall

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be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Participant’s services.

10.2 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. To the extent permitted by Section 6.1, the Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives may be based on, among other criteria, earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms relative to comparison companies or otherwise, as the Plan Administrator shall determine, in its sole discretion. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which

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may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2 Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3 Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

To the extent permitted by Section 6.1, the Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in

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stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

To the extent permitted by Section 6.1, any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

No Award granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding Option or the assumption of an outstanding Option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall

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apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2 Change of Control

Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable; provided, however, that with respect to Performance Awards, the performance objectives with respect thereto shall be deemed to be met at the target level or determined based on actual performance through the date of the Change of Control as if the performance period ended on such date, whichever is higher. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability in the immediately preceding sentence shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. In the event an Option or Stock Appreciation Right is cancelled pursuant to this Section 15.2 in exchange for a payment based on the amount by which the Fair Market Value of Common Stock exceeds the exercise price for such Option or Stock Appreciation Right, any Option or Stock Appreciation Right with an exercise price equal to or greater than the Fair Market Value of Common Stock may be cancelled for no consideration. Any Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Participant’s employment or services should subsequently terminate within 24 months following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Participant voluntarily without Good Reason.

15.3 Further Adjustment of Awards

Subject to Sections 15.2 and 17.3, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided that any cancellation or termination of Options or Stock Appreciation Rights with an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of such cancellation or termination may be made without payment of any consideration therefor. The Plan Administrator may take

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such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action.

15.4 Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 Amendment of Plan

The Plan may be amended only by the Board as it shall deem advisable; provided, however, to the extent required for compliance with Section 422 of the Code or any other applicable law, rule or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, (c) result in a “material revision” of the Plan as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (d) otherwise require shareholder approval under any applicable law, rule or regulation.

17.2 Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders. In accordance with Treasury Regulations sections 1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Plan effective February 21, 2025, constitutes a new plan for purposes of the Incentive Stock Option rules. As a result, Incentive Stock Options may be granted within ten years from the earlier

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of the date the amended and restated plan is adopted by the Board or the date such plan is approved by shareholders.

17.3 Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

17.4 Correction of Errors

Notwithstanding anything in this Plan or an Award agreement to the contrary, the Plan Administrator may amend an Award, to take effective retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 17.4 to any Award made under the Plan without further consideration or action.

SECTION 18. GENERAL

18.1 Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

18.2 No Employment Rights; No Right to Award

Nothing contained in the Plan or any Award agreement shall confer upon any individual any right with respect to the continuation of employment by or provision of services to the Company or any Subsidiary or interfere in any way with the right of the Company or applicable Subsidiary, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation or benefits of such individual. No individual shall have any claim or right to receive an Award hereunder. The Plan Administrator’s granting of an Award to a Participant at any time shall neither require the Plan Administrator to grant any other Award to such Participant or other individual at any time nor preclude the Plan Administrator from making subsequent grants to such Participant or any other individual.

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18.3 Registration

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

18.4 No Rights as a Shareholder

No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Restricted Stock or of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions except as otherwise required with respect to a transfer of Restricted Stock.

18.4 Section 409A of the Code

The Plan and Award agreements as well as payments and benefits thereunder are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan and Award agreements shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, if payments or benefits under the Plan are payable upon a termination of employment or other service (or words of similar import), a Participant shall not be considered to have experienced such a termination for purposes of the Plan and no payment or benefit shall be due to such Participant under the Plan or any Award until such Participant is considered to have experienced a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments or benefits described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and the Participant is a “specified employee” as defined in Section 409A of the Code, the settlement and payment of such Awards shall instead be made (without interest) on the Company’s first regular payroll date that is at least six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.

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18.5 No Guarantee of Tax Consequences

None of the Company, its Subsidiaries, the Board, the Plan Administrator or any officer, employee, agent, affilaite or representative of any of the foregoing makes any commitment or guarantee with respect to the Plan or any Award granted hereunder that any particular tax treatment will (or will not) apply with respect to any Participant (or any party claiming through or on behalf of any Participant), including any tax consequences under Section 409A of the Code, or assumes any liability or responsibility with respect thereto.

18.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6 Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.8 Captions.

The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

SECTION 19. EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

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